UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2008

SPRING CREEK ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-53082	39-2064705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10F, Room#1005, Fortune Int’l Building No. 17, North DaLiuShu Road Hai Dian District, Beijing 100081 People’s Republic of China	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-106214-3561

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant

On September 19, 2008, the Board of Directors of Spring Creek Acquisition Corp. (the “Company”) appointed Grobstein, Horwath & Co. as its principal accountant and terminated UHY LLP (“UHY”) from that role.

In connection with the audit of the Company’s financial statements for the period from the Company’s inception on October 16, 2007 to December 31, 2007 and the subsequent interim period, (i) there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to UHY’s satisfaction, would have caused UHY to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) there were no “reportable events”, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The audit report of UHY on the financial statements of the Company as of and for the period ended December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

Attached as Exhibit 16.1 is a copy of UHY’s letter addressed to the SEC relating to the statements made by the Company in this Current Report on Form 8-K.

From the Company’s inception until December 31, 2007 and in the subsequent interim period prior to September 19, 2008, the Company did not consult with Grobstein, Horwath regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and no written or oral advice was provided by Grobstein, Horwath that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

Exhibits:

Exhibit No.	Description

16.1	Letter from UHY LLP to the SEC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2008	SPRING CREEK ACQUISITION CORP.

	By:	/s/ William Tsu-Cheng Yu
Name: William Tsu-Cheng Yu
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter from UHY LLP to the SEC